UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 15, 2020

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the virtual Annual Meeting of Stockholders of Commercial Vehicle Group, Inc. (the “Company”), held on June 15, 2020 (the “Annual Meeting”), the stockholders of the Company (i) approved a proposal electing the persons listed below to serve as directors of the Company until the 2021 Annual Meeting of Stockholders; (ii) approved the Commercial Vehicle Group, Inc. 2020 Equity Incentive Plan; (iii) approved, by a non-binding advisory vote, a proposal on the compensation of the Company’s named executive officers; and (iv) ratified a proposal appointing KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 8, 2020 (the “Proxy Statement”).
The number of shares of common stock entitled to vote at the Annual Meeting was 31,975,717 shares, representing the number of the Company’s shares outstanding as of April 29, 2020, the record date for the Annual Meeting. The following sets forth information regarding the results of the voting on each matter at the Annual Meeting:

 a.    The following directors were elected for terms expiring at the Company’s Annual Meeting in 2021:

Name	Votes For	Votes Withheld	Broker Non-Votes
Harold C. Bevis	18,285,267	427,553	4,463,988
Roger L. Fix	18,232,560	480,260	4,463,988
Robert C. Griffin	18,206,022	506,798	4,463,988
Wayne M. Rancourt	18,483,647	229,173	4,463,988
James R. Ray, Jr.	18,577,466	135,354	4,463,988
Janice E. Stipp	18,471,219	241,601	4,463,988

b.    The proposal to approve the Commercial Vehicle Group, Inc. 2020 Equity Incentive Plan was approved:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,161,947	515,444	35,429	4,463,988

c.    The non-binding advisory proposal to approve the compensation of the named executive officers was approved:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,009,431	616,491	86,898	4,463,988

d.     The appointment of KPMG LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2020 was ratified:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,741,589	321,024	114,195	0

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Commercial Vehicle Group, Inc. 2020 Equity Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

June 17, 2020	By:	/s/ Aneezal H. Mohamed
	Name:	Aneezal H. Mohamed
	Title:	General Counsel & Secretary